UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 14, 2011

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL

PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1500

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Appointment of Richard P. Rieger as Vice President, Commercial Operations

On November 14, 2011, Richard P. Rieger began employment as the Company’s Vice President, Commercial Operations. In this capacity, Mr. Rieger will be primarily responsible for the creation of co-development, in-and out-licensing agreements and co-marketing and co-promotion partnerships.

Prior to his employment with the Company, from March 2011 to November 2011, Mr. Rieger served as Vice President, Business Development for PhaseRx, an early stage biotechnology company with a novel drug delivery technology. From January 2006 to March 2011, Mr. Rieger served as Senior Engagement Manager, Life Sciences and Medical Technology for L.E.K. Consulting, where he was a consultant for numerous engagements. From 2004 through 2006, Mr. Rieger served as Vice President, Business Development for Dendreon Corporation. From 1996 through 2004, Mr. Rieger served in varying capacities for Abbott Laboratories, including as the company’s Director, Licensing and Business Development. Mr. Rieger holds a Bachelor of Science in Electrical Engineering from the University of Notre Dame and an MBA in Finance and Business Policy from the University of Chicago.

On November 14, 2011, the Company issued a press release announcing the appointment of Mr. Rieger to the newly created position of Vice President, Commercial Operations. A copy of the press release is attached as Exhibit 99.1 to this Current Report on

Form 8-K.

Announcement of Third Quarter 2011 Financial Results

On November 15, 2011, the Company issued a press release announcing its third quarter 2011 financial and operational results. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release issued by the Company on November 14, 2011, announcing the appointment of Richard Rieger as Vice President, Commercial Operations.

99.2	Press Release issued by the Company on November 15, 2011 announcing the Company’s financial and operational results for the three and nine month periods ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Jack Weinstein
Jack Weinstein
Vice President, Treasurer and CFO

Dated: November 16, 2011